                                                                   EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-82872) and related Prospectus of Rite Aid Corporation for the registration of convertible notes and to the incorporation by reference therein of our report dated April 21, 2000, with respect to the consolidated financial statements of PCS Holding Corporation and Subsidiaries, which have not separately been included in Rite Aid Corporation's Annual Report (Form 10-K) for the year ended March 2, 2002, filed with the Securities and Exchange Commission.



                                   /s/ ERNST & YOUNG LLP


Phoenix, Arizona
May 13, 2002